UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  June 4, 2009
                Date of Report (Date of earliest event reported)


                              QUARTZ VENTURES INC.
             (Exact name of registrant as specified in its charter)

           Nevada                      333-152754                 71-1029846
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

        29115 North 144th Street
          Scottsdale, Arizona                                        85262
(Address of principal executive offices)                           (Zip Code)

                                 (480) 229-3668
               Registrant's telephone number, including area code


              723 Kincora Bay NW, Calgary, Alberta, Canada T3R 0B1 (Former name of address, if changedsince last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on June 4, 2009, the Board of Directors (the "Board") of Quartz Ventures Inc., a Nevada corporation (the "Company") accepted the resignation of Fred DaSilvia as the President/Chief Exeuctive Officer/Treasurer/Secretary/Chief Financial Officer and as a member of the Company's Board of Directors. The shareholders of the Company pursuant to written consent of shareholders dated June 4, 2009 removed Rick Shykora as a member of the Company's Board of Directors. Effecitve as of June 4, 2009, the Board of Directors accepted the consent of George Polyhronopoulos to act as the President/Chief Executive Officer/Treasurer/Secretary/Chief Financial Officer and as a member of the Board of Directors. In accordance with a wrriten consent of resolutions of the Board of Directors unanimously signed by all the members of the Board of Directors of the Company, Mr. Polyhronopoulos was duly appointed as the President/Chief
Executive Officer/Secretary/Treasurer/Chief Financial Officer and a member of the Board of Directors. Therefore, as of the date of this Current Report, the Company's Board of Directors is comprised of Georgios Polyhronopoulos.

BIOGRAPHY

GEORGIOS POLYHRONOPOULOS. During the past seven years, Mr. Polyhronopoulos has been the president and sole shareholder of Aegean Capital Management Corp, which is a private money management firm. Since 2002, Mr. Polyhronopoulos has been the president of Exo Performance Armor Ltd., a private corporation. Since June 2008, Mr Polyhronopoulos has also been president and director of Healthmed Services Ltd., which is a reporting company whose shares are quoted on the Over-the-Counter Bulletin Board.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Effective on June 4, 2009, there was a change in control of the Company. In accordance with a verbal arrangement between the Company and a certain shareholder, Glenn Ennis, who is the record holder of an aggregate of 3,000,000 shares of restricted common stock (55.1% of the total issued and outstanding), Mr. Ennis returned to the Company the 3,000,000 shares of common stock. The share certificate issued to Mr. Ennis was cancelled and the 3,000,000 shares of common stock were returned to treasury.

Effective as of June 4, 2009, Mr. Polyhronopoulos acquired an aggregate of 3,000,000 shares of restricted common stock of the Company in consideration of $25,000.00 in accordance with the terms and provisions of a subscription agreement. The shares were acquired under the transactional exemption of Section 4(2) of the Securities Act of 1933, as amended.

As of the date of this Report, the following table sets forth certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by our current director and executive officer. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. As of the date of this Report, there are 5,440,000 shares of common stock issued and outstanding.

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
  Name and Address                 Amount and Nature           Percentage of
of Beneficial Owner(1)         of Beneficial Ownership(1)   Beneficial Ownership
----------------------         --------------------------   --------------------

Directors and Officers:

Georgios Polyhronopoulos              3,000,000                    55.1%
29115 North 144th Street
Scottsdale, Arizona 85262

All executive officers and
directors as a group (1 person)       3,000,000                    55.1%

----------
(1) Under Rule 1d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Annual Report. As of the date of this Report, there are 5,440,000 shares issued and outstanding.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       QUARTZ VENTURES INC.


DATE: June 29, 2009                            /s/ Georgios Polyhronopoulos
                                               ---------------------------------
                                        Name:  Georgios Polyhronopoulos
                                        Title: President/Chief Executive Officer


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